Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE ALBERTO-CULVER COMPANY	)	Consolidated
SHAREHOLDER LITIGATION	)	C.A. No. 5873-VCS

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER LITIGATION

TO:	ALL PERSONS AND ENTITIES WHO HELD SHARES OF ALBERTO-CULVER COMPANY (“ALBERTO-CULVER” OR THE “COMPANY”) COMMON STOCK EITHER OF RECORD OR BENEFICIALLY, TOGETHER WITH THEIR SUCCESSORS AND ASSIGNS, AT ANY POINT BETWEEN AND INCLUDING SEPTEMBER 27, 2010 AND THE CLOSING OF THE MERGER (AS DEFINED HEREIN).

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT DESCRIBED BELOW, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN) AGAINST THE RELEASED PARTIES (AS DEFINED HEREIN) AND THEIR INSURERS.

I.	PURPOSE OF NOTICE

The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Action” or the “Litigation”) pending in the Court of Chancery of the State of Delaware (the “Court”). Pursuant to the Settlement, Plaintiffs have agreed to dismiss their claims against Defendants, which relate to the sale of Alberto-Culver to Unilever N.V., Unilever PLC, Conopco, Inc., and Ace Merger, Inc. (collectively, “Unilever”) for $37.50 per share in cash, announced on September 27, 2010 (the “Merger”). In consideration of the Settlement, Defendants have agreed to amend the agreement and plan of merger between Unilever and Alberto-Culver (the “Merger Agreement”), have Alberto-Culver make supplemental disclosures through a filing with the U.S. Securities and Exchange Commission (“SEC”), and implement certain other procedures with respect to the Merger. The specifics of the terms of the amendment and other procedures are set forth in Section III below, “The Benefits of the Settlement.”

This Notice also informs you of the Court’s preliminary certification of a Class (as defined below) for purposes of the Settlement, and notifies you of your right to participate in a hearing to be held on February 21, 2011 at 2:00 p.m., before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class, to determine whether Laborers Local 235 Benefit Funds, City of Riviera Beach General Employees Retirement System, Oklahoma Firefighters Pension and Retirement System, and KBC Asset Management NV (collectively, “Co-Lead Plaintiffs”) and their counsel have adequately represented the interests of the Class in the Action, and to consider other matters, including a request by counsel for Plaintiffs (“Plaintiffs’ Counsel”) for an award of attorneys’ fees and reimbursement of expenses incurred in connection with the prosecution of the Action.

The Court has determined for purposes of this Settlement only that the Action shall be preliminarily maintained as a non-opt-out class action under Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), by Co-Lead Plaintiffs as Class representatives, on behalf of a settlement class consisting of:

All persons and entities who held shares of Alberto-Culver common stock, either of record or beneficially (other than the Defendants in the Actions, their subsidiary companies, affiliates, and members of their immediate families), together with their successors and assigns, at any time between and including the September 27, 2010 announcement of the Merger of Alberto-Culver and Unilever and the closing of that Merger (the “Class”).

At the Settlement Hearing, among other things, the Court will consider whether the Class should be finally certified under Court of Chancery Rule 23 and whether Co-Lead Plaintiffs and Plaintiffs’ Counsel have adequately represented the Class.

This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Action will ask the Court at the Settlement Hearing to enter an Order dismissing all claims asserted in the Action with prejudice on the merits.

If you are a Class member, you will be bound by any judgment entered in the Actions whether or not you actually receive this Notice. You may not opt out of the Class.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.	BACKGROUND OF THE ACTION

On September 27, 2010, Unilever and Alberto-Culver entered an agreement and plan of merger (the “Merger Agreement”) whereby Unilever would acquire Alberto-Culver for $37.50 per share in cash (the “Merger”).

Between October 6, 2010, and October 15, 2010, the following actions were commenced before the Delaware Court of Chancery on behalf of shareholders of Alberto-Culver, challenging the Merger as a product of a breach of fiduciary duty by the Company’s Board of Directors (the “Board”), and setting forth substantially similar allegations and seeking substantially similar relief (the “Delaware Actions”):

i.	Laborers Local 235 Benefit Funds v. Leonard H. Lavin, et al., C.A. No. 5873-VCS;

ii.	City of Riviera Beach General Employees Retirement System v. Leonard H. Lavin, et al., C.A. No. 5876-VCS;

iii.	Oklahoma Firefighters Pension and Retirement System v. Leonard H. Lavin, et al., C.A. No. 5879-VCS;

iv.	KBC Asset Management NV, et al., v. Leonard H. Lavin, et al., C.A. No. 5898-VCS; and

v.	Southeastern Pennsylvania Transportation Authority, et al., v. Carol Lavin Bernick, et al., C.A. No. 5905-VCS.

The Delaware Actions were brought against defendants Carol Lavin Bernick, V. James Marino, James G. Brocksmith, Jr., Thomas A. Dattilo, George L. Fotiades, King Harris, Leonard H. Lavin, Robert H. Rock, James R. Edgar, Sam J. Susser (collectively, the “Individual Defendants”), Alberto-Culver and Unilever (collectively, the “Defendants”).

Between October 22, 2010 and November 8, 2010, the following actions were commenced before the United States District Court for the Northern District of Illinois, setting forth substantially similar allegations against the same Defendants and seeking substantially similar relief as the Delaware Actions (the “Illinois Actions”) (collectively, with the Delaware Actions, the “Actions”):

i.	David Jaroslawicz v. Leonard H. Lavin, et al., Case No. 1:10-CV-6815; and

ii.	Dolores Joyce v. Leonard H. Lavin, et al., Case No. 1:10-CV-7212.

On October 15, 2010, Alberto-Culver filed a Schedule 14A Preliminary Proxy Statement (the “Preliminary Proxy”) with the SEC regarding the Merger.

On October 20, 2010, plaintiff Laborers Local 235 Benefit Funds (“Laborers”) (plaintiff in the action docketed at No. 5873-VCS) filed an amended complaint (the “Laborers Amended Complaint”) asserting additional allegations based, in part, on information disclosed in the Preliminary Proxy.

On October 22, 2010, plaintiff Laborers filed a motion requesting expedited discovery and preliminary injunction proceedings.

On October 27, 2010, plaintiffs Laborers, City of Riviera Beach General Employees Retirement System (“Riviera Beach”), Oklahoma Firefighters Pension & Retirement System (“Oklahoma Firefighters”), and KBC Asset Management NV (“KBC”) filed a Motion for Consolidation and Appointment as Co-Lead Plaintiffs, seeking the consolidation of the Delaware Actions, the appointment of those plaintiffs as Co-Lead Plaintiffs, the appointment of Grant & Eisenhofer P.A. (“G&E”) and Bernstein Litowitz Berger & Grossmann LLP (“BLBG”) as Co-Lead Counsel, and the appointment of Motley Rice LLC (“Motley Rice”), Berman DeValerio, and Saxena White P.A. (“Saxena White”) to serve on Plaintiffs’ Executive Committee.

On October 28, 2010, plaintiffs Laborers, Riviera Beach, Oklahoma Firefighters, KBC and Southeastern Pennsylvania Transportation Authority (“SEPTA”) (collectively, the “Delaware Plaintiffs”) and Defendants (collectively, with the Delaware Plaintiffs, the “Delaware Parties”) filed a Stipulation and [Proposed] Order on Expedited Proceedings, setting forth a proposed schedule for expedited discovery and, if necessary, briefing and a hearing on the Delaware Plaintiffs’ motion for a preliminary injunction.

On October 29, 2010, the Court so-ordered and granted the Stipulation and Order on Expedited Proceedings, ordering the parties before it to engage in expedited discovery, and scheduling a hearing on the Delaware Plaintiffs’ motion for a preliminary injunction, if necessary, for November 30, 2010. That hearing was subsequently rescheduled for December 6, 2010.

Between October 29, 2010 and November 23, 2010, the Delaware Parties engaged in expedited discovery. Expedited discovery has included the production and review of over 135,000 pages of documents by Defendants and certain third parties, and six depositions.

On November 12, 2010, Alberto-Culver filed a Schedule 14A Definitive Proxy Statement (the “Definitive Proxy”) with the SEC regarding the Merger, and scheduling a meeting for December 13, 2010 at which Alberto-Culver shareholders would be asked to approve the Merger. The Definitive Proxy included, inter alia, additional disclosures regarding the Merger and the process and procedures of the Board relating and leading up to the Merger, and other information in response to the allegations contained in the Amended Complaint.

On November 23, 2010, plaintiffs Laborers, Riviera Beach, Oklahoma Firefighters and KBC filed a Motion for a Preliminary Injunction, and a supporting memorandum of law, seeking to enjoin Defendants from taking any action to consummate the Merger, including the shareholder meeting scheduled for December 13, 2010.

Counsel for the Delaware Plaintiffs and Defendants in the Actions have engaged in negotiations concerning a possible settlement of the Actions, and the Parties have reached an agreement to settle the Actions as described herein. Plaintiffs and their counsel believe that a Settlement of the Actions on the terms reflected in the Stipulation are fair, reasonable, and adequate and in the best interests of Alberto-Culver’s public shareholders.

The Defendants specifically deny the allegations made in the Actions and all other concerns expressed by Plaintiffs with respect to the Merger Agreement, and Defendants maintain that they have committed no breach of fiduciary duty whatsoever (or the aiding and abetting of any breach of fiduciary duty), and have committed no disclosure or other violations, in connection with the Merger Agreement.

On November 29, 2010, the Court entered an Order Granting Plaintiffs’ Motion for Consolidation and Appointment as Co-Lead Plaintiffs that consolidated the Delaware Actions.

On November 29, 2010, following extensive arm’s-length negotiations, all Defendants and plaintiffs Laborers, Riviera Beach, Oklahoma Firefighters, KBC, David Jaroslawicz and Dolores Joyce entered into a Stipulation and Agreement of Compromise and Settlement (“Stipulation”) that set forth the terms of the proposed Settlement of the Actions. On November 29, the parties submitted the Stipulation to the Court, which resulted in the Court entering a scheduling order (the “Scheduling Order”) on December 22, 2010 that preliminarily, for purposes of the Settlement only, certified the Class, directed that notice of the Settlement be provided to the Class, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

III.	THE BENEFITS OF THE SETTLEMENT

1.	In consideration of the Settlement, Defendants have agreed to implement the following deal terms with respect to the Merger:

(a)	Elimination of Matching Rights:

The Company will revise Section 4.02(b)(iii) of the Merger Agreement to eliminate the procedure described in that Section requiring that Unilever be given the opportunity to match any Superior Proposal (as defined in the Merger Agreement) made by another bidder to acquire Alberto-Culver.

(b)	Termination Fees:

Section 5.06 of the Merger Agreement shall be amended so that the termination fee Alberto-Culver will, under certain circumstances, owe Unilever is reduced from $125,000,000 to $100,000,000.

(c)	Additional Disclosures:

Alberto-Culver caused supplemental disclosures to be filed with the SEC on November 29, 2010.

(d)	Meeting Date:

Alberto-Culver will not hold any meeting at which shareholders of the Company will be asked to consider the Merger before December 17, 2010.

(e)	Data Availability:

Alberto-Culver will promptly provide any superior bidder (as described in Section 4.02(a) of the Merger Agreement) with the same confidential information, on the same terms, as was provided to Unilever.

IV.	RELEASES

The Stipulation provides that Plaintiffs, Plaintiffs’ Counsel, and each and every member of the Class, individually and collectively, shall fully, finally, and forever release, relinquish, and discharge the Released Parties (defined below) from any and all of the Released Claims (defined below).

The Stipulation also provides that Defendants and any and all Released Parties, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall fully, finally, and forever release, relinquish, and discharge Plaintiffs, all Class members, and all Plaintiffs’ Counsel from any and all of the Defendants’ Claims (defined below).

As set forth in the Stipulation:

1.	“Defendants’ Claims” means any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on state, local, federal, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, including both known claims and Unknown Claims, that have been or could have been asserted in the Actions or any forum by Defendants or any of them or their respective successors and assigns against Plaintiffs, the Class members, or any of their respective counsel, which arise out of or relate in any way to the acquisition of Alberto-Culver or the conduct of this litigation.

2.	“Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including with respect to any 10b5-1 trading plan) which were or could have been raised in the Actions or which arise out of or relate to the transactions contemplated by the Merger Agreement (the “Transactions”), filed in connection with the Transactions. The Released Claims shall not, however, include the right to enforce the Settlement or claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by Alberto-Culver stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

3.	“Released Parties” means (i) any and all Defendants, and (ii) Alberto-Culver, Unilever, their directors, officers, attorneys and employees.

4.	“Releasing Persons” means (i) any and all Defendants, (ii) Alberto-Culver, Unilever, and their directors, officers, attorneys and employees, and (iii) any and all Plaintiffs, on their own behalf and on behalf of the Settlement Class.

5.	“Unknown Claims” means claims that any Releasing Person may not know or suspect to exist at the time of the release, including those which, if known, might have affected the Releasing Person’s decision to enter into this release or whether or how to object to the Court’s approval of the Settlement or to attempt to exclude themselves from the Class.

V.	REASONS FOR THE SETTLEMENT

Plaintiffs and their counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Actions, as known by Plaintiffs to date. Plaintiffs have reviewed over 135,000 pages of documents and have taken six depositions. Plaintiffs’ Co-Lead Counsel have analyzed the evidence adduced during their investigation and pre-trial discovery and have researched the applicable law with respect to the claims of Plaintiffs and the Class against Defendants and the potential defenses thereto.

Based on this investigation and pre-trial discovery, Plaintiffs have decided to enter into the Stipulation and settle the Actions, after taking into account, among other things, (1) the substantial benefits to members of the Class from the litigation of the Actions and the Settlement; (2) the risks of continued litigation in the Actions; and (3) the conclusion reached by Plaintiffs and Plaintiffs’ Counsel that the Settlement upon the terms and provisions set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of the Class and will result in a material benefit to them.

Defendants in the Action have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that they complied with their fiduciary and other legal duties, and are entering into the Stipulation solely because the Settlement will eliminate the burden and expense of further litigation.

VI.	APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Concurrent with seeking final approval of the Settlement, Plaintiffs’ Counsel intend to petition the Court for an award for attorneys’ fees plus reimbursement of their actual out-of-pocket expenses in connection with the Settlement in an amount not to exceed $6,500,000. Plaintiffs’ Counsel will make this petition not less than twenty business days before the Settlement Hearing. The petition, including the total amount of fees and expenses sought by Plaintiffs’ Counsel, will be available on Lead Counsel’s respective websites. Defendants agree that Plaintiffs’ Counsel are entitled to a fee. Defendants reserve all rights to object to, consent to, or take no position on Plaintiffs’ Counsel’s fee and expense application. Alberto-Culver or its successor(s)-in-interest will pay any attorneys’ fees and expenses awarded by the Court to Plaintiffs’ Counsel within five business days after entry by the Court of an award, subject to an appropriate refund thereof if the Court’s approval of the Settlement is reversed, vacated or the attorneys’ fees and expenses award is reduced on appeal.

VII.	CLASS ACTION DETERMINATION

For purposes of this Settlement, the Court has ordered that the Action shall be preliminarily maintained as a class action by the named Plaintiffs as Class representatives under Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), on behalf of the Class as defined above.

VIII.	SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing, which will be held on February 21, 2011 at 2:00 p.m. (the “Settlement Hearing Date”), in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (a) determine whether the preliminary certifications discussed herein should be made final; (b) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class; (c) determine whether an Order and Judgment should be entered under the Stipulation; (d) hear the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement or the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the hearing on the application for attorneys’ fees and expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

IX.	RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to the Settlement and/or the Order and Final Judgment to be entered by the Court, and/or Plaintiffs’ Counsel’s fees and expenses application, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no member of the Class may be heard and no papers or briefs submitted by or on behalf of any member of the Class shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten business days prior to the Settlement Hearing, copies of: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person’s specific objections to any matter before the Court; (c) proof of membership in the Class, including a listing of all transactions in Alberto-Culver common stock during the Class Period; (d) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (e) all documents and writings such person desires the Court to consider, are served by hand or overnight mail upon each of the following counsel:

Mark Lebovitch

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

1285 Avenue of the Americas

New York, NY 10019

Stuart M. Grant

GRANT & EISENHOFER P.A.

1201 N. Market St.

Wilmington, DE 19801

Plaintiffs’ Counsel

Walter C. Carlson

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, IL 60603

A. Gilchrist Sparks

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street

Wilmington, DE 19801

Counsel for Defendants Alberto-Culver Company, Leonard H. Lavin, Sam J. Susser,

Carol Lavin Bernick, James R. Edgar, King W. Harris, James G. Brocksmith, Jr.,

Robert H. Rock, George L. Fotiades, Thomas A. Dattilo, and V. James Marino

Stuart W. Gold

CRAVATH, SWAINE & MOORE LLP

825 Eighth Avenue

New York, NY 10019-7475

Gregory P. Williams

RICHARDS, LAYTON & FINGER P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Counsel for Defendants Unilever NV, Unilever PLC, Conopco, Inc., and Ace Merger, Inc.

Any Class member who does not object to the Settlement or the request by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses need not take any action with respect to this Notice or this Settlement.

Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the judgment to be entered in the Actions, or the fee and expense application, nor will he, she or it otherwise be entitled to be heard, except by serving and filing a written objection as described above.

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.

X.	INTERIM INJUNCTION

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all members of the Class, or any of them, are barred and enjoined from instituting, commencing, or prosecuting any Released Claims as against the Released Parties.

XI.	ORDER AND JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the parties will ask the Court to enter an Order and Judgment, which will, among other things:

a.	Determine that the form and manner of notice is the best notice practicable under the circumstances and fully complies with each of the requirements of due process, Delaware Court of Chancery Rule 23 and applicable law;

b.	Determine that all members of the Class are bound by the Order and Judgment;

c.	For purposes of this Settlement, determine that the Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and finally certify the Class;

d.	Determine that the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiffs and the Class;

e.	Bar and enjoin the Class members and Defendants from instituting, commencing, or prosecuting any and all Released Claims against all Released Parties; and

f.	Award Plaintiffs’ Counsel fair and reasonable attorneys’ fees and expenses.

XII.	INSTRUCTIONS TO BROKERS AND OTHERS WHO HOLD FOR THE BENEFIT OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold shares of Alberto-Culver common stock for the benefit of others are requested to immediately send this Notice to all such beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to:

Walter C. Carlson

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, IL 60603

XIII.	SCOPE OF THE NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Actions, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Actions, claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court files in the Actions. You or your attorney may examine the Court files from the Delaware Actions during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 and the Court files from the Illinois Actions during regular business hours of each business day at the United States District Court for the Northern District of Illinois, in the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. Questions or comments may be directed to counsel for the Class Plaintiffs:

John C. Kairis

GRANT & EISENHOFER P.A.

1201 N. Market Street

Wilmington, DE 19801

(302) 622-7000

Mark Lebovitch

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 554-1400

DO NOT WRITE OR TELEPHONE THE COURT.

Dated: December 22, 2010

BY ORDER OF THE COURT